UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

Future Vision II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42273	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Xiandai Tongxin Building

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

(Address of principal executive offices, including zip code)

+ (86) 136 0300 0540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one right to acquire 1/10th of one Ordinary Share	FVNNU	The Nasdaq Stock Market LLC
Ordinary Shares included as part of the Units	FVN	The Nasdaq Stock Market LLC
Rights included as part of the Units	FVNNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 23, 2026, Future Vision II Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). As of June 15, 2026, the record date for the Meeting, there were 7,544,000 ordinary shares of the Company issued and outstanding and entitled to vote. At the Meeting, there were 5,812,556 ordinary shares present in person or represented by proxy, representing approximately 80.593% of the total outstanding ordinary shares entitled to vote, which constituted a quorum to conduct business.

The shareholders of the Company voted on the following proposals, which were described in detail in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission. The final voting results for each proposal are set forth below.

Proposal 1: The Business Combination Proposal. The shareholders approved by ordinary resolution the Merger Agreement and the transactions contemplated therein. The voting results were as follows:

●	Votes For: 5,688,865

●	Votes Against: 123,691

●	Abstentions: 0

Proposal 2: The Name Change Proposal. The shareholders approved by special resolution the change of name from “Future Vision II Acquisition Corp.” to “MicroTouch Inc.” (or another determined name) upon the consummation of the Business Combination, subject to the approval of the Registrar of Companies of the Cayman Islands, and authorized the registered office provider and directors to give effect to this resolution. The voting results were as follows:

●	Votes For: 5,688,865

●	Votes Against: 123,691

●	Abstentions: 0

Proposal 3: The Nasdaq Proposal. The shareholders approved by ordinary resolution, for the purposes of complying with applicable provisions of Nasdaq Rule 5635, the issuance of Future Vision ordinary shares in connection with the Business Combination. The voting results were as follows:

●	Votes For: 5,688,865

●	Votes Against: 123,691

●	Abstentions: 0

Proposal 4: The Charter Amendment Proposal. The shareholders approved by special resolution the adoption of the amended and restated memorandum and articles of association, effective from the completion of the Business Combination, to reflect the Name Change Proposal and remove or amend provisions applicable only prior to the consummation of the Business Combination. The voting results were as follows:

●	Votes For: 5,489,514

●	Votes Against: 323,042

●	Abstentions: 0

Proposal 5: The Director Election Proposal. The shareholders approved by ordinary resolution the election of the following five individuals to serve as directors on the board of directors of the Company upon the consummation of the Business Combination. The voting results were as follows:

●	Aijiao Tian: 5,688,865 Votes For, 123,691 Votes Withheld

●	Jinyan Han: 5,688,865 Votes For, 123,691 Votes Withheld

●	Kai Lun Wong: 5,688,865 Votes For, 123,691 Votes Withheld

●	Shuding Zeng: 5,688,865 Votes For, 123,691 Votes Withheld

●	Maria Borg: 5,688,865 Votes For, 123,691 Votes Withheld

Proposal 6: The Adjournment Proposal. The shareholders approved by ordinary resolution the adjournment of the Meeting, if necessary or advisable, in the event the Company did not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. The voting results were as follows:

●	Votes For: 5,688,865

●	Votes Against: 123,691

●	Abstentions: 0

Item 8.01.	Other Events.

Redemption of Ordinary Shares

In connection with the extraordinary general meeting of shareholders held on July 23, 2026 (the “Meeting”), holders of the Company’s public ordinary shares were provided the opportunity to tender their shares for cash redemption.

A total of 3,758,515 public ordinary shares were validly tendered for redemption. The redemption of these tendered shares, and the subsequent disbursement of the corresponding funds from the Company’s trust account, is expressly conditioned upon the legal consummation of the Business Combination.

Had the Business Combination closed contemporaneously with the Meeting, the redemption price would have been approximately $10.97 per share, representing an estimated aggregate redemption payment of approximately $41,228,654.43. However, in accordance with Article 37.6 of the Company’s Amended and Restated Memorandum and Articles of Association, the final per-share redemption price payable to redeeming shareholders will be calculated as of two business days prior to the actual consummation of the Business Combination. As a result, the final per-share payout may be higher than the current estimate due to continued interest accrual and at the option of the Company's sponsor to deposit extension loans into the trust account until the Business Combination is consummated.

The consummation of the Business Combination remains subject to the satisfaction or waiver of various closing conditions set forth in the Merger Agreement, including, but not limited to, the Company obtaining initial listing approval from Nasdaq. There can be no assurance as to when these closing conditions will be satisfied, or if they will be satisfied at all.

If the closing conditions are not met and the Business Combination is not consummated, the 3,758,515 validly tendered shares will not be redeemed for cash, the redemption requests will be canceled, and the shares will remain outstanding.

Furthermore, if the consummation of the Business Combination is significantly delayed, the Company may be required to hold a separate extraordinary general meeting of shareholders to further extend the date by which it must complete a business combination (an “Extension Meeting”), or otherwise be forced to liquidate and dissolve. If the Company convenes an Extension Meeting, public shareholders will be provided a new, independent opportunity to redeem their public ordinary shares for a pro-rata portion of the trust account. Unlike redemptions tendered in connection with the Business Combination, which are contingent upon Closing, redemptions validly tendered in connection with an Extension Meeting would be paid out promptly following the shareholder approval and legal effectuation of the charter amendment to extend the deadline, regardless of whether the Business Combination is ultimately consummated. Alternatively, if the Company is forced to liquidate and dissolve without completing a business combination, all outstanding public ordinary shares will be automatically canceled in exchange for a pro-rata distribution of the funds held in the trust account, in accordance with the Company’s amended and restated memorandum and articles of association.

Assuming the eventual satisfaction of all closing conditions and the consummation of the Business Combination, following the effectuation of these redemptions, 1,991,485 public ordinary shares will remain outstanding, and an aggregate of approximately $21,845,460.57 will remain in the Company’s trust account (subject to final adjustment based on the actual Closing Date). Prior to giving effect to the issuance of the consideration shares and the automatic conversion of outstanding rights in connection with the closing of the Business Combination, the Company expects to have 3,785,485 total ordinary shares issued and outstanding following the payment of the redemptions.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Articles and Restated Memorandum and Articles of Association effective September 11, 2024, incorporated by reference to 8-K filed on September 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future Vision II Acquisition Corp.

Date: July 27, 2026	By:	/s/ Danhua Xu
	Name:	Danhua Xu
	Title:	CEO and Director

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